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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT
          Pursuant to Section 13 or 15 (d) of the Securities Exchange
                                   Act of 1934



         Date of Report (Date of earliest event reported): June 25, 1999




                                NRG ENERGY, INC.
             (Exact Name of Registrant as specified in its charter)




      DELAWARE                             333-33397        41-1724239
      (State or Other                      (Commission       (I.R.S. Employer
      Jurisdiction of Incorporation)       File Number)      Identification No.)



                          1221 Nicollet Mall, Suite 700
                              Minneapolis, MN 55403
                    (Address of Principal Executive Offices)
                                   (Zip Code)



                                 (612) 373-5300
              (Registrant's Telephone Number, including area code)



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ITEM 5. OTHER EVENTS.

On June 25, 1999, NRG Energy, Inc. (NRG), a wholly-owned subsidiary of Northern States Power Company, acquired the Arthur Kill Station and the Astoria Gas Turbine Sites totaling 1,456 Megawatts (MW) of generating capacity from Consolidated Edison Company of New York. The 842 MW Arthur Kill Generating Station, located on Staten Island, New York, includes two steam-generating units designed to burn gas and oil. The 614 MW Astoria Gas Turbine Sites, located in Queens, New York, consist of 20 gas turbines, grouped into 11 units. The assets cost approximately $517 million and were financed by a recent senior note issuance, non-recourse project level financing, and working funds.

NRG holds 100 percent interest in these assets and will operate and maintain the units. The acquisition of the Arthur Kill and Astoria facilities follows the 1,360 MW acquisition of the Dunkirk and Huntley generating stations from Niagara Mohawk Power Corp. and the Somerset Station, a 229 MW facility located in Somerset, Massachusetts. NRG plans to complete the acquisition of another Niagara Mohawk plant, the 1,700 MW Oswego Generating Station in Oswego, New York, later this year. In addition, NRG has entered into a binding purchase agreement to acquire four gas and oil-fired generating stations totaling 2,235 MW located in Connecticut from Connecticut Light & Power Company (CL&P). The Oswego and CL&P acquisitions will bring NRG net equity ownership of more than 7,000 MW in the Northeast United States and NRG will have a net equity ownership of more than 10,000 MW in generating capacity.


Certain information included in this 8-K contains statements that are forward-looking. Such forward-looking information involves risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of NRG. For more information regarding these risks and uncertainties, review NRG's previous filings with the Securities and Exchange Commission.

Other details are contained in the news release attached as Exhibit 99.6.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
(c)   Exhibits

Exhibit No. 99.6 - June 25, 1999 News Release from NRG titled "NRG Energy Completes Acquisition of Con Edison Generating Assets."



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                NRG Energy, Inc.
                               (a Delaware Corporation)



                            By: /s/ Leonard A. Bluhm
                            ---------------------------------------------------
                                Leonard A. Bluhm
                           Executive Vice President and Chief Financial Officer (Principal Financial Officer)



Dated: July 8, 1999